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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund, 1998 ML Select Ten V.I. Trust, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-50451 of our report dated April 30, 1998, relating to the Statement of Condition of Equity Investor Fund, 1998 ML Select Ten V.I. Trust, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 30, 1998